EXHIBIT 3.1.5

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209 Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations	Filed in the office of /s/ Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20160461062-58
Filing Date and Time 10/19/2016 · 12·25 PM
Entity Number E0491552009-1

1. Name of corporation:

LASH, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of "blank check" preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

500,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of "blank check" preferred stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock, par value $0.001 per share, shall be issued after the change in exchange for seventy (70) issued shares of common stock, par value $0.001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of common stock, par value $0.001 per share, shall be rounded up to the nearest whole share of common stock, par value $0.001 per share.

7. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: /s/ Amber Joy Finney, President

Signature Title